UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 24, 2002


                THE PRESTIGE GROUP.NET, INC.
            -----------------------------------
   (Exact name of registrant as specified in its charter)






     Nevada                000-32495            88-0441287
  -----------            -------------         ------------
(State or other      (Commission File No.)   (I.R.S. Employer
jurisdiction of                             Identification No.)
incorporation or
organization)





    4610  So.  Ulster Street, Suite  150,  Denver, Colorado 80237
   ---------------------------------------------------------------
            (Address of principal executive offices)




  Registrant's telephone number, including area code:  (720) 528-7303


                                 N/A
                        ------------------------
  (Former  name or  former address, if changed since last report)



PAGE-1-



Item 5.        OTHER EVENTS.

Acquisition of Woodlands S.A. Financial Services, Inc.

     On September 24, 2002, the Registrant, Michael S. Goodlett and Terrance Riely, the sole shareholders of Woodlands S.A. Financial Services, Inc.("Woodlands"), a Texas corporation, entered into a Letter of Intent regarding the acquisition of Woodlands by the Registrant. Woodlands is a San Antonio, Texas-based corporation that was founded in 1995. Woodlands provides financing for medical, credit card and other like receivables. A closing of the Registrant's proposed acquisition of Woodlands is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of Woodlands will close.

Acquisition of Wall Street Mortgage Corporation

     In connection with the acquisition of Wall Street Mortgage Corporation, which was announced on September 5, 2002, the Registrant is proceeding with its due diligence review of the financial and other records of Wall Street Mortgage Corporation. The Registrant expects to complete this review and, assuming a favorable outcome thereof, to enter into a definitive agreement for the acquisition of the capital stock of Wall Street Mortgage Corporation by December 1, 2002.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

        a.   Financial Statements.

                  None.

        b.   Exhibits.

             99.9 Letter of Intent dated September 24, 2002, by and
                  between The    Prestige Group.Net, Inc., Michael S.
                  Goodlett and Terrance Riely.

             99.10     Press Release by The Prestige
                  Group.Net, Inc., dated October 1, 2002,
                  concerning the Letter of Intent dated
                  September 24, 2002 by and between The
                  Prestige Group.Net, Inc., Michael S.
                  Goodlett and Terrance Riely.







PAGE-2-



                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   October 1, 2002          THE PRESTIGE  GROUP.NET, INC.



                               /s/ Douglas G. Gregg
                               ------------------------
                               Douglas G. Gregg, President






















PAGE-3-